Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on the 11th day of September 2008, by and between Wynn Resorts, Limited (“Employer”) and Stephen A. Wynn (“Employee”).  Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

A.           Employer and Employee have entered into that certain Employment Agreement, dated as of October 4, 2002, as amended by that certain First Amendment to Employment Agreement dated August 6, 2004 and as further amended by that certain Second Amendment to Employment Agreement dated January 31, 2007 (collectively, the “Agreement”); and

B.           Employer and Employee desire to amend the Agreement to extend the Term of the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.           Term.   Subsection 6 of the Agreement is hereby amended to read as follows:

“6. TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall commence on the Effective Date of this Agreement and expire on October 24, 2020.”

2.           Other Provisions of Agreement.   Other than as provided herein, the terms and conditions of the Agreement are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED	EMPLOYEE

By: /s/ Marc D. Schorr	/s/ Stephen A. Wynn
Name: Marc D. Schorr	Stephen A. Wynn
Title: Chief Operating Officer